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                                                                     Exhibit 10A

                      MINUTES OF THE ANNUAL MEETING OF THE
                   SHAREHOLDERS OF COMPUTER NETWORK TECHNOLOGY



The 1998 annual meeting of the shareholders of Computer Network Technology (the "Company"), was held on May 13, 1999 at the Marriott City Center Hotel in Minneapolis Minnesota. Present as representatives of the Company, were Board members, John A. Rollwagen, Patrick W. Gross, Thomas G. Hudson, Erwin A. Kelen and Lawrence Perlman. Mr. Hudson acted as Chairman for the meeting. Greg Barnum the Company's Chief Financial Officer, was also present and was asked to act as Secretary for the meeting.


                                     Minutes
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Meeting Called to Order:

At approximately 10:00 am (Minneapolis time), Mr. Hudson called the 1998 annual meeting of shareholders to order. Mr. Hudson introduced the Board and the Executive Officers of the Company to the shareholders. Mr. Hudson also introduced Steve Zenz, a partner of KPMG Peat Marwick, the Corporation's independent auditor, and stated that Mr. Zenz would be available to answer questions at the conclusion of the meeting. Mr. Hudson indicated that the minutes from the previous Annual Meeting of Shareholders were available for inspection and appointed Suzanne M. Nelson as inspector for the purpose of counting ballots. Mr. Hudson then reported on the proof of the mailing of the Annual Report, the Proxy material and the Notice of this annual meeting and whether the necessary quorum was present.


Mr. Hudson stated that the notice of this meeting, proxy statement, form of proxy and Annual Report were mailed on April 5, 1999, to all holders of Common Stock of record at the close of business on March 15, 1999. Mr. Hudson also reported that present at the meeting, by proxy and in person, were holders of more than 77% of the shares of the Company's outstanding Common Stock entitled to vote at this meeting and therefore a quorum was present.


Items to be Voted On:

Mr. Hudson first addressed the election of directors for the coming year and indicated that each of Messrs. Gross, Hudson, Kelen, Perlman, and Rollwagen were standing for re-election. Mr. Hudson asked if there were any other nominations and, there being none, the nominations were closed. Mr. Hudson then stated that the remaining four items on the agenda, as set forth in the Notice and discussed in the Proxy Statement, were:

     o To approve the proposed amendment to the Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 100 million.

     o To amend the 1992 Stock Award Plan to increase the number of shares authorized for issuance
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          thereunder by 800,000 shares.

     o To amend the 1992 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder by 300,000.

     o to ratify and approve the appointment of KPMG Peat Marwick as independent auditors for the year ending December 31, 1999.


Mr. Hudson then reviewed each item to be voted on at the meeting, as set forth in the Proxy Statement, and offered to answer any questions relating to an item of business.

Mr. Hudson asked if there were any other items of business to be voted upon. No other proposals were raised and Mr. Hudson declared the opportunity for proposals closed. Mr. Hudson then asked if any shareholders of record desired to vote in person or change their vote. While the Inspector of Elections tabulated the vote, Mr. Hudson and Mr. Barnum reported to the shareholders the progress of the Company.


Company Update:

Mr. Hudson and Mr. Barnum reported to the shareholders the progress of Company in 1998 and the first quarter of 1999. Mr. Hudson and Mr. Barnum then responded to questions from shareholders.


Inspectors Report:

Mr. Hudson then explained that over 74% of the shares voted had voted in favor of each item on the agenda. As no one voted in person, Mr. Hudson declared that each item had passed and, there being no further business to come before the meeting, Mr. Hudson adjourned the meeting.



                                         Respectfully submitted,


                                         /S/ Greg Barnum
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                                         Greg Barnum
                                         Secretary